UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. __)

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Check the appropriate box:
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[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

Ivy Funds

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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August [   ], 2023

Delaware Ivy Limited-Term Bond Fund
Delaware Ivy Strategic Income Fund
(together, the “Acquired Funds”)

Dear Shareholder,

The Special Meeting of Shareholders of the above Acquired Funds has been adjourned to August 10, 2023.
As a shareholder in one or more of the Acquired Funds, there is less than one week before the Special Meeting. As of the date of this letter, we have not received your vote. Please join your fellow shareholders who voted by taking a few moments to vote with a proxy voting specialist by calling 833 459-3558.
Once we have received your vote, you should not receive any further communications encouraging you to vote.

Vote by Phone by calling 833 459-3558 and speaking with a proxy voting specialist today. Our representatives are available weekdays from 10am to 11pm ET.

Alternatively, if you would like to vote by internet or mail, please follow the instructions provided in previously sent materials. If you do not have access to that information, please call us at 833 459-3558 so we can help facilitate your voting.

If you have any questions or need assistance in voting, please contact our proxy solicitor, Morrow Sodali Fund Solutions toll-free at 833 459-3558.

Thank you,

Richard Salus
Senior Vice President and Chief Financial Officer